AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                         ON JULY 30, 1998
                       SUBJECT TO AMENDMENT

                                       REGISTRATION NO. 333-58685
=================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------


                         AMENDMENT NO. 1
                                TO
                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                         ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                         ---------------

         Delaware                           13-1024020
     (State or other                     (I.R.S. Employer
      jurisdiction                        Identification
     of incorporation                          No.)
     or organization)

                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
       (Address, including zip code, and telephone number,
               including area code, of registrant's
                   principal executive offices)

               NICHOLAS J. CAMERA, VICE PRESIDENT,
                   GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

      The Commission is requested to mail signed copies of all orders, notices and communications to:

  Theodore H. Paraskevas, Esq.              Barry Fox, Esq.
     The Interpublic Group              Cleary, Gottlieb, Steen
       of Companies, Inc.                     & Hamilton
  1271 Avenue of the Americas              One Liberty Plaza
    New York, New York 10020           New York, New York 10006
          212-399-8000                       212-225-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

                          ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================

Prospectus

                         1,555,582 Shares

             THE INTERPUBLIC GROUP OF COMPANIES, INC.

                   Common Stock, $.10 par value


      This Prospectus relates to (i) 1,555,582 shares of common stock, par value $.10 per share (the "Common Stock"), of the Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), and (ii) related rights (the "Rights") to purchase Series A Cumulative Participating Preferred Stock, without par value, issuable in certain circumstances with the shares of Common Stock. References herein to the Common Stock will generally include the related Rights. All of the shares of the Common Stock offered hereby are being sold by certain stockholders of the Company identified herein (collectively, the "Selling Stockholders"). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "IPG." On July 29, 1998, the last reported sale price of the Common Stock on the NYSE was $60 1/4 per share. See "Price Range of Common Stock." The Company has listed the Common Stock to which this Prospectus relates on the NYSE.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Company has agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders, estimated to be approximately $51,448. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distri-bution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


         The date of this Prospectus is July 30, 1998.

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part, as well as such reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants who file electronically with the Commission. In addition, the Common Stock of the Company is listed on the NYSE and the aforementioned material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed the Registration Statement with the Commission in Washington, D.C. with respect to the Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated and made a part of this Prospectus by reference, except as superseded or modified herein:

           1. the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

           2. the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

           3. the Company's Current Reports on Form 8-K dated January 7, 1998, April 3, 1998, April 22, 1998, April 24,
      1998, May 4, 1998, May 11, 1998, May 14, 1998, May 29,
      1998, June 1, 1998, June 3, 1998, July 1, 1998, July 13,
      1998, July 24, 1998 and July 27, 1998;


           4. the Company's Proxy Statement for the 1998 annual meeting of stockholders; and

           5. The description of the Common Stock contained in its registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended on Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985, July 15, 1987 and May 19, 1988, and
      the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated August 1, 1989, and amended on a Form 8, dated October 3, 1989, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption "Incorporation of Certain Documents by Reference" which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus. Requests for such copies should be directed to Nicholas J. Camera, Esq., Vice President, General Counsel and Secretary, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020 (telephone: (212) 399-8000).

                            THE COMPANY

      The principal executive offices of the Company are located at 1271 Avenue of the Americas, New York, New York 10020
(telephone: (212) 399-8000).

                          USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling
Stockholders."

              COMMON STOCK PRICE RANGE AND DIVIDENDS

      The Company's Common Stock is listed on the New York Stock Exchange under the symbol "IPG." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for the Company's Common Stock for the periods indicated and the dividends paid per share on the Common Stock for such periods. Sales prices and per share amounts have been adjusted to reflect a three-for-two stock split paid in the form of a stock dividend on July 15, 1997.


                                                        Cash
                                      Common          Dividends
                                    Stock Price       Declared
                                  --------------         Per
                                  High       Low        Share
                                  ----       ---        -----
Year ended
December 31, 1995
           First Quarter       $24 11/12   $21 7/12    $.093
           Second Quarter             26     23 1/2     .103
           Third Quarter          26 2/3         24     .103
           Fourth Quarter       28 11/12   24 11/12     .103

Year ended
December 31, 1996
           First Quarter          31 1/2     26 2/3     .103
           Second Quarter         33 1/6    30 5/12     .113
           Third Quarter          32 1/3     27 5/6     .113
           Fourth Quarter         33 1/3    29 7/12     .113

Year ended
December 31, 1997
           First Quarter         36 7/12     32 1/4     .113
           Second Quarter        41 5/12    35 1/12     .130
           Third Quarter         50 5/16     40 7/8     .130
           Fourth Quarter        52 9/16     45 3/8     .130


Period ended
July 29, 1998
           First Quarter          62 5/8     48 1/4     .130
           Second Quarter         64 1/2    55 5/16     .150
           Third Quarter
           (through July 29)    62 11/16     58 5/8       -

                       SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the Selling Stockholders, including (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the offering, (iii) the maximum number of shares of such Common Stock to be offered by such Selling Stockholder hereby and (iv) the number of shares of Common Stock to be beneficially owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this Prospectus are distributed in the offering. No Selling Stockholder beneficially owns one percent (1%) or more of the Company's issued and outstanding Common Stock. Because the Selling Stockholders or their transferees may offer all, a portion or none of the Common Stock offered pursuant to this Prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution."


                                                        Number of
                                                        Shares to be
                                                        Beneficially
                           Number of                    Owned after
                           Shares          Maximum      Offering
                           Beneficially    Number of    Assuming
                           Owned Prior     Shares       All Shares
Name of Selling            to the          to be        Offered are
Stockholder(1)             Offering        Offered      Distributed
--------------             ------------    ---------    ------------
John M. Connors, Jr.       1,233,250       554,962      678,288

Michael E. Mullowney and     119,581        53,812       65,769
Thomas F. Ryan as
Trustees of the John M.
Connors, III Trust -
1986, u/i April 29, 1986

Michael E. Mullowney and     119,579        53,811       65,768
Thomas F. Ryan as
Trustees of the Timothy
Connors Trust - 1986,
u/i April 29, 1986

Michael E. Mullowney and     119,581        53,812       65,769
Thomas F. Ryan as
Trustees of the Suzanne
Connors Trust - 1986,
u/i April 29, 1986

Michael E. Mullowney and     118,308        53,239       65,069
Thomas F. Ryan as
Trustees of the Kevin
Connors Trust - 1986,
u/i April 29, 1986

Stever H. Aubrey               7,880         6,661        1,219

Frederick J. Bertino          76,854        64,958       11,896

                                                        Number of
                                                        Shares to be
                                                        Beneficially
                           Number of                    Owned after
                           Shares          Maximum      Offering
                           Beneficially    Number of    Assuming
                           Owned Prior     Shares       All Shares
Name of Selling            to the          to be        Offered are
Stockholder(1)             Offering        Offered      Distributed
--------------             ------------    ---------    ------------
J. Terence Carleton           75,278        63,626       11,652

Brian T. Carty                18,914        15,987        2,927

Deborah F. Martin              7,881         6,662        1,219

Kim A. Mayyasi                13,397        11,324        2,073

John F. Mills                 18,914        15,987        2,927

Joseph E. Norberg             76,854        64,958       11,896

Robert S. Scalea              18,914        15,987        2,927

Michael J. Sheehan            14,186        11,991        2,195

R. Scott Cheyne                9,677         8,094        1,583

Dennis G. Farrington          11,278         9,464        1,814

Margaret Boles                 1,329         1,104          225
Fitzgerald

Julianne Desisto                 379           306           73

Karen M. Agresti                 400           327           73

Carmichael Lynch, Inc.       365,193       329,306       35,887
Employee Stock Ownership
Plan

Jack Supple                   82,275        74,190        8,085

Charles Anderson              39,436        35,561        3,875

Marijean Lauzier              85,129        21,282       63,847

Martin Spurrier               28,171        28,171            0

                           ---------     ---------    ---------
Total                      2,662,638     1,555,582    1,107,056


(1) Each of the Selling Stockholders is a former shareholder, option holder or other rights holder of a company acquired by the Company.

                       PLAN OF DISTRIBUTION

      The Company has not been advised by the Selling Stockholders as to any plan of distribution. Distribution of the Common Stock by the Selling Stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange, (ii) in the over-the-counter market, or
(iii) in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                          LEGAL MATTERS

      The validity of the Common Stock being offered hereby will be passed upon for the Company by Nicholas J. Camera, Esq., Vice
President, General Counsel and Secretary of the Company.

                             EXPERTS

      The consolidated financial statements of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The supplemental consolidated financial statements of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated July 1, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, and, insofar as it relates to the financial statements (not separately presented in the Company's Current Report on Form 8-K dated July 1, 1998) of Hill, Holliday, Connors, Cosmopulos, Inc., a wholly-owned subsidiary of the Company, for the year ended December 31, 1997, the report of Ernst & Young LLP, given on the authority of said firms as experts in accounting and auditing.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

     Filing fee of Securities and Exchange
      Commission relating to registration
      statement ...................................   $27,448

     Fees and expenses of counsel for the
      Registrant, Cleary, Gottlieb, Steen
      & Hamilton ..................................    10,000

     Fee of accountants, PricewaterhouseCoopers LLP
      and Ernst & Young LLP .......................    14,000

     Miscellaneous ................................         0
                                                      -------
     Total ........................................   $51,488

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the Delaware Code.

      The Company maintains policies of insurance under which the company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16.  EXHIBITS.


 Exhibit
 Number                  Description
 ------                  -----------

   4.1*    The Certificate of Incorporation of The
           Interpublic Group of Companies, Inc.,
           incorporated by reference herein from Exhibit
           3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

   4.2*    By-laws of The Interpublic Group of Companies,
           Inc., incorporated by reference herein from
           Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

    5* Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.


   23.1    Consent of PricewaterhouseCoopers LLP.

   23.2    Consent of Ernst & Young LLP.


   23.3*   Consent of Nicholas J. Camera, Esq. (included in
           Exhibit Number 5).

    24*    Power of Attorney (included in Part II of this
           Registration Statement).

-------------
*  Filed previously.



ITEM 17.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 1998.


                            THE INTERPUBLIC GROUP OF COMPANIES,
                            INC.
                            (Registrant)


                            By:  /s/ Nicholas J. Camera
                               --------------------------
                               Nicholas J. Camera
                               Vice President, General Counsel
                               and Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                 TITLE                     DATE
---------                 -----                     ----

/s/ Philip H. Geier, Jr.* Chairman of the Board     July 30, 1998
-----------------------   and President (Principal
                          Executive Officer)

/s/ Eugene P. Beard*      Vice Chairman - Finance   July 30, 1998
-----------------------   and Operations
                          (Principal Financial
                          Officer and Director)

/s/ Joseph M. Studley*    Vice President and        July 30, 1998
-----------------------   Controller (Principal
                          Accounting Officer)

/s/ Frank J. Borelli*     Director                  July 30, 1998
-----------------------

/s/ Reginald K. Brack*    Director                  July 30, 1998
-----------------------

/s/ Jill M. Considine*    Director                  July 30, 1998
-----------------------

/s/ John J. Dooner, Jr.*  Director                  July 30, 1998
-----------------------

/s/ Frank B. Lowe*        Director                  July 30, 1998
-----------------------

/s/ Leif H. Olsen*        Director                  July 30, 1998
-----------------------

/s/ Martin F. Puris*      Director                  July 30, 1998
-----------------------

/s/ Allen Questrom*       Director                  July 30, 1998
-----------------------

/s/ J. Phillip Samper*    Director                  July 30, 1998
-----------------------


*  By  /s/ Nicholas J. Camera
     --------------------------
     Vice President, General
     Counsel and Secretary

                          EXHIBIT INDEX

 Exhibit
 Number                  Description
 ------                  -----------

   4.1*    The Certificate of Incorporation of The
           Interpublic Group of Companies, Inc.,
           incorporated by reference herein from Exhibit
           3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

   4.2*    By-laws of The Interpublic Group of Companies,
           Inc., incorporated by reference herein from
           Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

    5* Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.


   23.1    Consent of PricewaterhouseCoopers LLP.

   23.2    Consent of Ernst & Young LLP.


   23.3*   Consent of Nicholas J. Camera, Esq. (included in
           Exhibit Number 5).

    24*    Power of Attorney (included in Part II of this
           Registration Statement).


-------------
*  Filed previously.